Exhibit 1.1

J.P. MORGAN SECURITIES LLC

EVO Payments, Inc.

[ 🌑 ] Shares of Class A Common Stock, no par value

Underwriting Agreement

May [ 🌑 ], 2018

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

EVO Payments, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 13,333,333 shares of Class A common stock, no par value, of the Company, and a stockholder of the Company named in Schedule 2 hereto (the “Selling Stockholder”) propose to sell to the several Underwriters an aggregate of 666,667 shares of Class A common stock of the Company (collectively, the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 2,100,000 shares of Class A common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Class A common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

In connection with the offering contemplated by this agreement (the “Agreement”), the “Reorganization Transactions” (as such term is defined in the Registration Statement and the Pricing Disclosure Package (each as defined below) under the caption “Organizational Structure”) were or will be effected, pursuant to which the Company will become the sole managing member of EVO Investco LLC, a Delaware limited liability company (“EVO LLC”). The Company and EVO LLC are collectively referred to herein as the “EVO Parties.”

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to 280,000 Shares, for sale to the Company’s directors, U.S. officers, and certain employees, as well as friends and family members of such individuals (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by May 23, 2018 at 8 A.M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

Each of the EVO Parties and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-224434), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively [with the pricing information set forth on Annex A], the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 10, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [ 🌑 ] [A/P].M., New York City time, on [ 🌑 ], 2018.

2.    Purchase of the Shares. (a) The Company agrees to issue and sell, and the Selling Stockholder agrees, severally and not jointly, to sell, the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[ 🌑 ] from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto and from the Selling Stockholder the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Selling Stockholder as set forth opposite its name in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Selling Stockholder hereunder.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)    The Company and the Selling Stockholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter; provided that any such offers and sales by an affiliate of an Underwriter will be subject to the terms and conditions of this Agreement.

(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company (with regard to the Company) and the Attorneys-in-Fact or any of them (with regard to payment to the Selling Stockholder), to the Representative in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 10:00 A.M., New York City time, on [ 🌑 ], 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the

Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Stockholder, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. Instructions to the transfer agent for the delivery of the Shares will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)    Each of the EVO Parties and each Selling Stockholder acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to each EVO Party and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the EVO Parties, the Selling Stockholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the EVO Parties, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The EVO Parties and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the EVO Parties or the Selling Stockholder with respect thereto, except as expressly set forth in this Agreement. Any review by the Underwriters of the EVO Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the EVO Parties or the Selling Stockholder.

3.    Representations and Warranties of the EVO Parties. Each EVO Party, jointly and severally, represents and warrants to each Underwriter and the Selling Stockholder that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the EVO Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the EVO Parties in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the EVO Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the EVO Parties in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the EVO Parties (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the EVO Parties or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the EVO Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the EVO Parties in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the EVO Parties engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)     Testing-the-Waters Materials. None of the EVO Parties (i) has alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The EVO Parties reconfirm that the Representative has been authorized to act on their behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The EVO Parties have not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the EVO Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the EVO Parties in writing by such Underwriter through the Representative expressly for use in the Pricing Disclosure Package or any such Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the EVO Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing

Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the EVO Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(g)    Financial Statements. The financial statements (including the related notes thereto) of the Company and EVO LLC and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and EVO LLC and its consolidated subsidiaries, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby (except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the EVO Parties and their consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)    No Material Adverse Change. Since the date of the most recent financial statements of the Company and EVO LLC included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Class A common stock in connection with any equity awards under equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the EVO Parties or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the EVO Parties on any class of capital stock or membership interests, as applicable (other than any tax distributions made by EVO LLC in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the EVO Parties and their respective subsidiaries taken as a whole; (ii) none of the EVO Parties or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the EVO Parties and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the EVO Parties and their respective subsidiaries taken as a whole; and (iii) none of the EVO Parties or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the EVO Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of the foregoing clauses (i), (ii) or (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)    Organization and Good Standing. Each EVO Party and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the EVO Parties and their respective subsidiaries taken as a whole or on the performance by the EVO Parties of their obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21.1 of the Registration Statement are the only significant subsidiaries of the Company.

(j)    Capitalization. EVO LLC has an authorized capitalization, and immediately following the Reorganization Transactions, the Company will have an authorized capitalization, in each case, as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company and all outstanding membership interests of EVO LLC (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in either of the EVO Parties or any of their respective subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest in either of the EVO Parties or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; immediately following the Reorganization Transactions, the capital stock of the

Company will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the EVO Parties have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the applicable EVO Party, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except, in each case, where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)    Stock Options. As of the date hereof, the EVO Parties and their subsidiaries have not granted any stock options (the “Stock Options”) pursuant to a stock-based compensation plan. No EVO Party has knowingly granted, and there is no and has been no policy or practice of the EVO Parties of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the EVO Parties or their respective subsidiaries or their results of operations or prospects.

(l)    Due Authorization. Each EVO Party has full right, power and authority to execute and deliver this Agreement, the Second Amended and Restated Limited Liability Company Agreement of EVO LLC, to become effective on or prior to the Closing Date (as so amended and restated, the “EVO LLC Agreement”), the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Charter”), the Tax Receivable Agreement between the Company, EVO LLC and certain holders of limited liability company interests in EVO LLC who will retain their limited liability company interests in EVO LLC (the “Continuing EVO LLC Equity Owners”), the Exchange Agreement between the Company, EVO LLC and certain of the Continuing EVO LLC Equity Owners, the Director Nomination Agreement between the Company and certain of the Continuing EVO LLC Equity Owners, and the Registration Rights Agreement (collectively, the “Transaction Documents”), and to perform their obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each EVO Party.

(n)    The Shares. Following the filing of the Amended and Restated Charter, the Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform, in all material respects, to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; and, following the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, the Shares, will conform, as of the Closing Date, in all material respects to the description of capital stock contained in the Registration Statement, Pricing Disclosure Package and the Prospectus. Upon the

effectiveness of the EVO LLC Agreement and after giving effect to the Reorganization Transactions, all of the issued equity interests of EVO LLC and its subsidiaries will have been duly authorized and issued and, except as described in the Pricing Disclosure Package or as would not reasonably be expected to result in a Material Adverse Effect, all of the issued equity interests of each subsidiary of EVO LLC are owned directly or indirectly by EVO LLC, free and clear of all liens, encumbrances, equities or claims.

(o)    Transaction Documents. Each of the Transaction Documents (other than the Amended and Restated Charter) has been duly authorized by each EVO Party and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each EVO Party enforceable against each EVO Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)    No Violation or Default. None of the EVO Parties or any of their respective subsidiaries are (i) in violation of their respective charters or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any EVO Party or any of their respective subsidiaries are a party or by which any EVO Party or any of their respective subsidiaries are bound or to which any property or asset of any EVO Party or any of their respective subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to any EVO Party or any of their respective subsidiaries of any court or arbitrator or governmental or regulatory authority having jurisdiction over any EVO Party or any of their respective subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)    No Conflicts. The execution, delivery and performance by each EVO Party of each of the Transaction Documents, the issuance and sale of the Shares by the Company, the issuance by the Company of the Shares to be issued pursuant to any equity awards issued by either EVO Party and the consummation by the Company of the transactions contemplated by the Transaction Documents, the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any EVO Party or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any EVO Party or any of their respective subsidiaries are a party or by which any EVO Party or any of their respective subsidiaries are bound or to which any property or assets of any EVO Party or any of their respective subsidiaries are subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any EVO Party or any of their respective subsidiaries, including the EVO LLC Agreement and the Amended and Restated Charter as such time as each of them shall become effective, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation applicable to any EVO Party or any of their respective subsidiaries of any court or arbitrator or governmental or regulatory authority having jurisdiction over any EVO Party or any of their respective subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each EVO Party of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except (i) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) for the registration of the Shares under the Securities Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange (as defined below) or Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(t)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which any EVO Party or any of their respective subsidiaries are or may be a party or to which any property of any EVO Party or any of their respective subsidiaries are or may be the subject that, individually or in the aggregate, if determined adversely to the EVO Parties or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the EVO Parties, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)    Independent Accountants. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of Deloitte & Touche LLP and KPMG LLP, who have certified certain financial statements of the Company and EVO LLC and its consolidated subsidiaries, as applicable, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)    Title to Real and Personal Property. Each EVO Party and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of each EVO Party and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the applicable EVO Party and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)    Intellectual Property. Each EVO Party and their respective subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where such failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each EVO Party and their respective subsidiaries have not received any written notice of any claim that any EVO Party or any of their subsidiaries, or the conduct of their respective businesses infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any person, which claim, if determined adversely to the EVO Parties, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the EVO Parties, the material Intellectual Property of the EVO Parties and their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any EVO Party or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any EVO Party or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)    Investment Company Act. Each EVO Party is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)    Taxes. Each EVO Party and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against any EVO Party or any of their respective subsidiaries or any of their respective properties or assets, except where such tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)    Licenses and Permits. Each EVO Party and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as (i) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the EVO Parties or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)    No Labor Disputes. No labor disturbance by or dispute with employees of any EVO Party or any of their respective subsidiaries exists or, to the knowledge of the EVO Parties, is contemplated or threatened, and no EVO Party is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(cc)    Certain Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each EVO Party and their respective subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules and regulations relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any EVO Party or their respective subsidiaries; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against any EVO Party or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the EVO Parties and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the EVO Parties and their respective subsidiaries, and (z) none of the EVO Parties or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)    Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained or sponsored by any EVO Party (each, a “Benefit Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan, excluding transactions to which a statutory or administrative exemption applies; (iii) no Benefit Plan is a “pension plan” (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code (each, a “Pension Plan”); (iv) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (v) none of the EVO Parties has incurred any liability under Title IV of ERISA in respect of a Pension Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (vi) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Benefit Plans by any EVO Party in the current fiscal year of the EVO Parties compared to the amount of such contributions made in the EVO Parties’ most recently completed fiscal year; or (B) a material increase in the EVO Parties’ and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the EVO Parties’ and their respective subsidiaries’ most recently completed fiscal year.

(ee)    Disclosure Controls. Each EVO Party and their respective subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the applicable EVO Parties’ management as appropriate to allow timely decisions regarding required disclosure.

(ff)    Accounting Controls. Each EVO Party and their respective subsidiaries have established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act that are applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each EVO Party and their respective subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in any EVO Party’s internal controls. The Company’s and EVO LLC’s auditors and the Audit Committee of the Board of Directors of EVO LLC have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect such EVO Party’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such EVO Party’s internal controls over financial reporting.

(gg)    Insurance. Each EVO Party and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, in the judgment of the EVO Party, to protect each EVO Party and their respective subsidiaries and their respective businesses; and none of the EVO Parties or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)    No Unlawful Payments. None of the EVO Parties or any of their respective subsidiaries, nor any director, officer or employee of any EVO Party or any of their respective subsidiaries nor, to the knowledge of any EVO Party, any agent, affiliate or other person associated with or acting on behalf of any EVO Party or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each EVO Party and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)    Compliance with Anti-Money Laundering Laws. The operations of each EVO Party and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any EVO Party or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over any EVO Party or any of their respective subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any EVO Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the EVO Parties, threatened.

(jj)    No Conflicts with Sanctions Laws. None of the EVO Parties or any of their respective subsidiaries, directors, officers or employees, or, to the knowledge of the EVO Parties, any agent, affiliate or other person associated with or acting on behalf of any EVO Party or any of their respective subsidiaries are currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the EVO Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the EVO Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)    No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of any EVO Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any EVO Party, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any EVO Party any loans or advances to such subsidiary from any EVO Party or from transferring any of such subsidiary’s properties or assets to any EVO Party or any other subsidiary of any EVO Party.

(ll)    No Broker’s Fees. None of the EVO Parties or any of their respective subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    No Registration Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or otherwise previously waived, no person has the right to require any EVO Party or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(nn)    No Stabilization. The Company has not taken, directly or indirectly (other than through one or more of the Underwriters), any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)    Statistical and Market Data. Nothing has come to the attention of any EVO Party that has caused such EVO Party to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)    Sarbanes-Oxley Act. The Company has taken all necessary action to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(ss)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(tt)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(uu)    Directed Share Program. Each EVO Party represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of any EVO Party to alter the customer or supplier’s level or type of business with such EVO Party, or (ii) a trade journalist or publication to write or publish favorable information about any EVO Party or their products.

(vv)    Cyber Security; Data Protection. Each EVO Party and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each EVO Party and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each EVO Party and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any known material incidents under internal review or investigations relating to the same.    Each EVO Party and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.    Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the EVO Parties that:

(a)    Required Consents; Authority. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Stockholder of this Agreement and the Power of Attorney (the “Power of Attorney”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, except (i) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement or the Power of Attorney, (ii) for the registration of such Shares under the Securities Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange (as defined below) or FINRA and under applicable state securities laws in connection with the purchase and distribution of such Shares by the Underwriters; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement and the Power of Attorney have each been duly authorized, executed and delivered by such Selling Stockholder.

(b)    No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the Power of Attorney, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder (to the extent applicable) or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement or the Power of Attorney.

(c)    Title to Shares. Such Selling Stockholder will have, immediately following completion of the Reorganization Transactions and immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)    No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)    Pricing Disclosure Package. To the extent that any statements or omissions made in the Pricing Disclosure Package or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use therein, the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by such Selling Stockholder is the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Stockholder, and the other information with respect to such Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Pricing Disclosure Package and the (collectively, the “Selling Stockholder Information”);

(f)    Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(g)    Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use therein, (i) as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by such Selling Stockholder is the Selling Stockholder Information.

(h)    Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the EVO Parties which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i)    Lock-Up Agreement. Such Selling Stockholder has duly executed and delivered to you (either directly or via the Power of Attorney) an agreement substantially in the form of Exhibit D hereto;

(j)    Sanctions Laws. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(k)    Lock-Up Agreement. Such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing [ 🌑 ], and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement. Such Selling Stockholder specifically agrees that the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Such Selling Stockholder specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.    Further Agreements of the EVO Parties. The EVO Parties, jointly and severally, covenant and agree with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)    Delivery of Copies. The Company has furnished or will deliver, without charge, (i) to the Representative, conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)    Notice to the Representative. The EVO Parties will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the EVO Parties of any of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the EVO Parties will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary

Prospectus, the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the EVO Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the EVO Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The EVO Parties will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that neither EVO Party shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The EVO Parties will make generally available (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”)) to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. For a period of 180 days after the date of the Prospectus, the EVO Parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file or confidentially submit with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (A) the Shares to be sold hereunder or issued as part of the Reorganization Transactions or pursuant to the Exchange Agreement, (B) grants of options, shares of Stock and other awards to purchase or receive shares of Stock issued under any employee benefit plan in effect on the date hereof or that is described in the Pricing Disclosure Package, (C) issuances of shares of Stock upon the exercise or settlement of options or other awards granted under any employee benefit plan in effect on the date hereof or that is described in the Pricing Disclosure Package, (D) the filing by the Company of any registration statement on Form S-8 (or any successor form), (E) establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock (provided, that such plan does not provide for the transfer of Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of any EVO Party) and (F) issuing shares of Stock in connection with any acquisitions, strategic investments or any other transaction that includes a bona fide commercial relationship with the Company or any of its subsidiaries (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) (provided that (x) the aggregate number of shares of Stock issued pursuant to this clause (F) shall in no event exceed 5% of the total number of shares of Stock outstanding as of the Closing Date and (y) each recipient of such Stock shall execute and deliver to the Representative a letter substantially in the form of Exhibit D hereto).

If J.P. Morgan Securities LLC, in its sole discretion, agrees to release or waive the restrictions set forth in Section 6(a) or a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j)    No Stabilization. The EVO Parties will not take, directly or indirectly (other than through one or more of the Underwriters), any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)    Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the The NASDAQ Stock Market LLC (the “Exchange”).

(l)    Reports. During the Prospectus Delivery Period, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares generally, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)    Directed Share Program. The EVO Parties will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(p)    Emerging Growth Company. The EVO Parties will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(q)    Certification Regarding Beneficial Owners. The EVO Parties will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the EVO Parties undertake to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

6.    Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a)    No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b)    Tax Form. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)    Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not used and will not use, in each case without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission[; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet].

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the EVO Parties and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties. The respective representations and warranties of each EVO Party and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and the statements of each EVO Party and its officers and of the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificates. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of each EVO Party and one additional senior executive officer of each EVO Party who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the applicable representations of each EVO Party set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of each EVO Party in this Agreement are true and correct (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and that each EVO Party has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this Agreement are true and correct and that the such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of Deloitte & Touche LLP and KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. King & Spalding LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)    Opinion of General Counsel for the Company. The General Counsel for the Company shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(i)    Opinion of Counsel for the Selling Stockholder. King & Spalding LLP, counsel for the Selling Stockholder, shall have furnished to the Representative, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholder.

(l)    Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)    Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the EVO Parties relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the EVO Parties and the Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(p)    Reorganization Transactions. Prior to or substantially concurrent with the issuance of the Underwritten Shares and payment therefor in accordance with this Agreement, the Reorganization Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Pricing Disclosure Package, the Prospectus and the Registration Statement.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters by the Company. Each EVO Party agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees, severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder and not jointly, to indemnify and hold harmless each Underwriter, each EVO Party, and their respective affiliates, directors and officers and each person, if any, who controls any such Underwriter or EVO Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Pricing Disclosure Package, in reliance upon and in conformity with the Selling Shareholder Information provided by such Selling Shareholder; provided that the liability of each Selling Stockholder under this paragraph shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by such Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement.

(c)    Indemnification of the EVO Parties and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each EVO Party, their respective directors, their officers who signed the Registration Statement and each person, if any, who controls the EVO Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the EVO Parties in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or the Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fourth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting.”

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred, upon receipt from the Indemnified Person of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for each EVO Party, their respective directors, their officers who signed the Registration Statement and any control persons of the EVO Parties shall be designated in writing by the EVO Parties and any such separate firm for the Selling Stockholder shall be designated in writing by the Attorneys-in-Fact or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the EVO Parties and the Selling Stockholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) but also the relative fault of the EVO Parties and the Selling Stockholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the EVO Parties and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the EVO Parties and the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the EVO Parties and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the EVO Parties and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. Each EVO Party, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)    Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(h)    Directed Share Program Indemnification. Each EVO Party agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the EVO Parties for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, in each case except insofar as such losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(i)    In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (h) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the EVO Parties in writing and the EVO Parties, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the EVO Parties may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the EVO Parties and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the EVO Parties have failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the EVO Parties or (iv) the named parties to any such proceeding (including any impleaded parties) include both the EVO Parties and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The EVO Parties shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The EVO Parties shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the EVO Parties agree to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the EVO Parties to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the EVO Parties agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the EVO Parties of the aforesaid request and (ii) the EVO Parties shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The EVO Parties shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(j)    To the extent the indemnification provided for in paragraph (h) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the EVO Parties in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the EVO Parties on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 9(j)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(j)(1) above but also the relative fault of the EVO Parties on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the EVO Parties on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the EVO Parties on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the EVO Parties or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(k)    The EVO Parties and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (j) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (j) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (h) through (k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(l)    The indemnity and contribution provisions contained in paragraphs (h) through (k) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the EVO Parties, their respective officers or directors or any person controlling the EVO Parties and (iii) acceptance of and payment for any of the Directed Shares.

10.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the EVO Parties, except that the EVO Parties will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the EVO Parties, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and itemized fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and itemized fees and expenses of counsel for the Underwriters, which are not to exceed $10,000); (v) the cost of preparing stock certificates;

(vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (which fees and expenses, other than application fees paid by the Company directly to FINRA, shall not exceed $35,000); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (it being agreed that, notwithstanding anything herein to the contrary, the Underwriters shall bear the full cost of any private aircraft chartered in connection with any such presentation); and (ix) all expenses and application fees related to the listing of the Shares on the Exchange; and (x) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. For the avoidance of doubt, except as provided in this Section 13 or Section 9 hereof, the Underwriters will pay all of their costs and expenses, including the fees of their counsel, any stock transfer taxes payable in resale of any of the Shares by them, and their own travel and lodging expenses in connection with any “road show.”

(b)    If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholder for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the EVO Parties, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and itemized fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that in the case of a termination pursuant to Section 12, the EVO Parties shall have no obligation to reimburse a defaulting Underwriter for such costs and expenses.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the EVO Parties, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the EVO Parties, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the EVO Parties, the Selling Stockholder or the Underwriters.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328, (fax:[ 🌑 ]), Attention: Steven J. de Groot, with a copy to King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, (fax:[ 🌑 ]), Attention: Keith M. Townsend and Zachary L. Cochran. Notices to the Selling Stockholder shall be given to the Attorneys-in-Fact at [ 🌑 ], (Fax: [ 🌑 ]); Attention: [ 🌑 ].

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EVO Payments, Inc.

By:
Title:

EVO Investco, LLC

By:
Title:

[SELLING STOCKHOLDER]

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of the Selling Stockholder named in Schedule 2 to this Agreement.

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

Sch. 1-1

Schedule 1

Underwriter	Number of Shares
J. P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
SunTrust Robinson Humphrey, Inc.
Barclays Capital Inc.
Cowen and Company, LLC
Goldman Sachs & Co. LLC
Powszechna Kasa Oszczędności Bank Polski Spółka Akcyjna Oddział - Dom Maklerski PKO Banku Polskiego w Warszawie
Regions Securities LLC
William Blair & Company, L.L.C.

Total

Sch. 1-1

Schedule 2

Selling Stockholder:	Number of Underwritten Shares:
Jeffrey Rosenblatt	666,667

Annex A-2-1

Schedule 3

Annex A-2-1

Annex A

a. Pricing Disclosure Package

[ 🌑 ]

b. Pricing Information Provided Orally by Underwriters

[ 🌑 ]

Annex A-2-1

Annex B

Written Testing-the-Waters Communications

Investor Deck, dated April 2018.

Investor Deck, dated January 2018.

Annex B-1

Annex C

EVO Payments, Inc.

Pricing Term Sheet

Exhibit A

EGC – Testing the waters authorization (to be delivered by the issuer to J.P. Morgan in email or letter form)

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), EVO Payments, Inc. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”) and its affiliates and their respective employees, to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, as defined in Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify J.P. Morgan in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify J.P. Morgan and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of J.P. Morgan and its affiliates and their respective employees, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to J.P. Morgan a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of [ 🌑 ] at [ 🌑 ], with copies to [ 🌑 ].

Exhibit B

[Form of Waiver of Lock-up]

J.P. MORGAN SECURITIES LLC

Corporation

Public Offering of Class A Common Stock

[ 🌑 ], 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Corporation] (the “Company”) of [ 🌑 ] shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company and the lock-up letter dated [ 🌑 ], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 20    , with respect to                  shares of Common Stock (the “Shares”).

J.P. Morgan Securities LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                     , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

cc: Company

Exhibit C

[Form of Press Release]

EVO Payments, Inc.

[Date]

EVO Payments, Inc. (“[Company]”) announced today that J.P. Morgan Securities LLC, the lead book-running manager in the Company’s recent public sale of [ 🌑 ] shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to [ 🌑 ] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                    , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

FORM OF LOCK-UP AGREEMENT

[ 🌑 ], 2018

J.P. MORGAN SECURITIES LLC

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:    EVO Payments, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with EVO Payments, Inc., a Delaware corporation (the “Company”), and the Selling Stockholder listed on Schedule 2 to the Underwriting Agreement, providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of Class A common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the Prospectus (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) cause to be filed or confidentially submitted any registration statement for the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) in connection with the Reorganization Transactions; (B) transfers as a bona fide gift or gifts; (C) distributions, transfers or exchanges of shares of Common Stock or any security, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock to or with limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned; (D) transfers to immediate family members of the undersigned, trusts for the benefit of the undersigned or immediate family members of the undersigned, or limited partnerships, the only partners of which are the undersigned and/or immediate family members of the undersigned, in each case, for estate planning purposes, (E) transfers by will or intestacy upon the death of the undersigned; (F) transfers to, or exchanges with, any investment fund controlled or managed by the undersigned; (G) transfers of shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering; (H) conduct a “net” or “cashless” settlement, via a disposition to the Company, of any equity awards issued pursuant to an employee benefit plan maintained by the Company or any of its subsidiaries; provided that (i) any Common Stock received upon such exercise shall be subject to the restrictions contained herein and (ii) if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period related to such an exercise by the undersigned, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with such settlement; and (I) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a Change of Control (defined below) of the Company approved by the Company’s board of directors; provided that in the event that the Change of Control is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided that in the case of any transfer or distribution pursuant to clause (A) (other than with respect to Common Stock (if any) to be sold by the undersigned in the Public Offering), (B), (C), (D), (E) or (F), each donee, distributee or transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

For purposes of this agreement, “Change of Control” shall mean the transfer in response to a bona fide third party tender offer, merger, consolidation or similar transaction the result of which any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

Notwithstanding the foregoing, the restrictions above shall not prohibit the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required of or voluntarily made by or on behalf of the undersigned or the Company.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall terminate and be of no further force or effect on the earliest to occur of (i) the date the Company withdraws the Registration Statement with respect to the Public Offering, (ii) the date, prior to the execution of the Underwriting Agreement, on which the Company informs J.P. Morgan Securities LLC in writing that the Company has determined to not proceed with the Public Offering, (ii) the date the Underwriting Agreement (other than the provisions thereof which survive termination) terminates prior to payment for and delivery of the Common Stock to be sold thereunder, and (iii) if the Underwriting Agreement has not been executed, July 31, 2018.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: